UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2015

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

22 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (973) 753-6000

None

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On September 15, 2015, Wyndham Worldwide Corporation (“Wyndham Worldwide”) issued $350 million aggregate principal amount of 5.100% Notes due 2025 (the “Notes”) pursuant to its effective shelf registration statement on Form S-3 (File No. 333-206104), as filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2015 (the “Registration Statement”). The terms of the Notes are governed by an indenture, dated November 20, 2008, between Wyndham Worldwide and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented and amended by the ninth supplemental indenture thereto, dated September 15, 2015 (the “Ninth Supplemental Indenture,” together with the Base Indenture, the “Indenture”).

The Notes bear interest at a rate of 5.100% per year payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2016, which rate is subject to an interest rate adjustment upon the occurrence of certain credit rating events as described in the Indenture.

The Notes are redeemable at any time prior to July 1, 2025 (3 months prior to the maturity date of the Notes) (the “Par Call Date”), in whole or in part, at the Company’s option, at a redemption price equal to the greater of (i) the sum of the principal being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date and (ii) a “make-whole” price specified in the Notes, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

The Notes are redeemable at any time on or after the Par Call Date, in whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

If Wyndham Worldwide experiences a Change of Control Triggering Event (as defined in the Indenture), Wyndham Worldwide is required to offer to repurchase the Notes at 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains customary provisions for events of default including for failure to pay principal or interest when due and payable, failure to comply with covenants or agreements in the Indenture or the Notes and failure to cure or obtain a waiver of such default upon notice, a default under other debt of Wyndham Worldwide or certain of its subsidiaries such that at least $50 million aggregate principal amount of indebtedness is accelerated which acceleration has not been rescinded or annulled within 30 days of notice, and events of bankruptcy, insolvency or reorganization affecting Wyndham Worldwide and certain of its subsidiaries. In the case of an event of default, the principal amount of the Notes plus accrued and unpaid interest may be accelerated. The Indenture also contains covenants limiting the ability of Wyndham Worldwide and certain subsidiaries to incur debt secured by liens and to enter into sale and lease back transactions.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 with respect to Wyndham Worldwide’s issuance of the Notes is incorporated by reference herein.

Item 8.01                   Other Events.

On September 10, 2015, Wyndham Worldwide entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (together, the “Underwriters”), with respect to the issuance and sale of the Notes.

Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase the Notes. Among other things, Wyndham Worldwide agreed to indemnify the Underwriters with respect to certain aspects of the offering of the Notes. The Underwriting Agreement also contains customary representations, warranties and agreements by Wyndham Worldwide.

The description of the Underwriting Agreement, the Notes and the Indenture in this report are summaries and are qualified in their entirety by reference to the Underwriting Agreement, the Indenture and the form of the Notes included therein. The Base Indenture was filed with the SEC as Exhibit 4.2 to the shelf registration statement on Form S-3 (File No. 333-155676), as filed with the SEC on November 25, 2008. The Underwriting Agreement, the Ninth Supplemental Indenture and the form of Notes are filed as exhibits hereto and are incorporated by reference herein.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated September 10, 2015, among Wyndham Worldwide Corporation and J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Ninth Supplemental Indenture, dated September 15, 2015, between Wyndham Worldwide Corporation and U.S. Bank National Association, as Trustee.

4.2	Form of 5.100% Notes due 2025 (included in Exhibit 4.1).

5.1	Opinion of Kirkland & Ellis LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: September 15, 2015	By:	/s/ Nicola Rossi

Name: Nicola Rossi

Title: Chief Accounting Officer

WYNDHAM WORLDWIDE CORPORATION

CURRENT REPORT ON FORM 8-K

Report Dated September 15, 2015

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated September 10, 2015, among Wyndham Worldwide Corporation and J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Ninth Supplemental Indenture, dated September 15, 2015, between Wyndham Worldwide Corporation and U.S. Bank National Association, as Trustee.

4.2	Form of 5.100% Notes due 2025 (included in Exhibit 4.1).

5.1	Opinion of Kirkland & Ellis LLP.